Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001, of AgroFresh Solutions, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 5, 2020

PSP AGFS Holdings, L.P.

By:	/s/ Kevin Schwartz
Name: Kevin Schwartz
Its: Chief Executive Officer

Paine Schwartz Food Chain Fund V GP, L.P.

By:	Paine Schwartz Food Chain Fund V GP, Ltd.
Its: General Partner

By:	/s/ Kevin Schwartz
Name: Kevin Schwartz
Its: Director

Paine Schwartz Food Chain Fund V GP, Ltd.

By:	/s/ Kevin Schwartz
Name: Kevin Schwartz
Its: Director

By:	/s/ Kevin Schwartz
Name: Kevin Schwartz

By:	/s/ W. Dexter Paine, III
Name: W. Dexter Paine, III